UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): February 9, 2007
OM GROUP, INC.
(Exact name of registrant as specified in its charter)
Delaware
(State or other jurisdiction of incorporation)
001-12515
(Commission File Number)
52-1736882
(I.R.S. Employer Identification Number)
127 Public Square
1500 Key Tower
Cleveland, Ohio 44114-1221
(Address of principal executive offices)
(Zip code)
(216) 781-0083
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Item 9.01 Financial Statements and Exhibits
SIGNATURE
Ex-99.1

     Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On February 9, 2007, OM Group, Inc. (the “Company”) entered into a retention and severance agreement with Marcus P. Bak, a vice president and the general manager of the Company’s nickel business. The Company has previously announced the pending sale of its nickel business, which is expected to close during the first quarter of 2007. In connection with the completion of that sale and in recognition of Mr. Bak’s crucial role in that transaction, this agreement provides for Mr. Bak to receive and become entitled to the payments described below.
     Under the terms of this agreement, the Company has agreed to pay Mr. Bak a retention bonus equal to one year of his base salary in effect at the time of the agreement. Mr. Bak will receive fifty percent of the retention bonus within 30 days of the sale of the nickel business and the remaining fifty percent will be paid within 90 days of the sale. If Mr. Bak is involuntarily terminated without cause prior to receiving the full amount of the retention bonus, or if Mr. Bak terminates his employment for good reason after payment of the first fifty percent but prior to payment of the remainder of his retention bonus, then he will still be entitled to receive the payments. However, if Mr. Bak retires, resigns or is terminated for cause prior to receipt of the payments, Mr. Bak will forfeit any remaining payment for the retention bonus. As defined in this agreement, termination for “cause” includes termination for (a) conviction of a felony that is materially and demonstrably injurious to the Company, (b) willful misconduct or gross negligence in the performance of duties or (c) a breach of the retention agreement; and termination for “good reason” means the assignment inconsistent with his position, authority, duties or responsibilities or any other diminution in position, authority, duties or responsibilities, excluding any isolated, inadvertent and insubstantial action taken by the Company that is promptly remedied.
     Mr. Bak also will receive certain severance benefits if he is involuntarily terminated without cause within 150 days of the sale or if he resigns for good reason any time during the period commencing on the 31st day and ending on the 150th day after the sale. If Mr. Bak’s employment is terminated in accordance with these provisions, he will receive the following payments:
•	Full base salary earned through the date of termination and bonus for 2006, to the extent not otherwise paid;

•	Bonus for 2007, pro rated based on the number of days employed during 2007 and based on the Company’s actual performance;

•	Target bonus payout of 75% of base salary, payable on the six-month anniversary of termination;

•	Eighteen months of base salary, with the first six months payable on the six-month anniversary of termination or as soon thereafter as practicable and the seventh through eighteenth month payments paid monthly;

•	Reimbursement (including a related tax gross-up) for medical and dental coverage for the shorter of eighteen months or the period until Mr. Bak is re-employed and provided with similar benefits;

•	The immediate vesting of all shares of restricted stock or stock options, with grants of performance-based restricted stock vesting based on the “target” performance level; and

•	Outplacement services for a period of six months.
     Mr. Bak is subject to a one-year noncompetition and confidentiality provision in connection with the retention bonus.

Item 9.01 Financial Statements and Exhibits
(d) Exhibits
     99.1 Retention and Severance Agreement for Marcus P. Bak.
SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

OM Group, Inc. (Registrant)

Date: February 15, 2007	/s/ Valerie Gentile Sachs

Name: Valerie Gentile Sachs
Title: Vice President, General Counsel and Secretary

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